Exhibit 99.1

TAL INTERNATIONAL GROUP, INC. ANNOUNCES CLOSING OF $270.9 MILLION OF “A” RATED FIXED RATE SECURED NOTES AND $20.12 MILLION OF “BBB” RATED FIXED RATE SECURED NOTES

Purchase, New York, February 27, 2014 - TAL International Group, Inc. (NYSE: TAL) announced today that its indirect wholly owned subsidiary, TAL Advantage V LLC (“TAL Advantage V”), completed on February 27, 2014 its offering of $270,900,000 Series 2014-1 Fixed Rate Asset-Backed Notes, Class A (“Series 2014-1 Notes Class A”) and $20,120,000 Series 2014-1 Fixed Rate Asset-Backed Notes, Class B (“Series 2014-1 Notes Class B”).  The Series 2014-1 Notes Class A, which are rated “A” by Standard & Poor’s, were issued with a coupon of 3.51% per annum and an annual yield of 3.536%. The Series 2014-1 Notes Class B, which are rated “BBB” by Standard & Poor’s, were issued with a coupon of 4.10% per annum and an annual yield of 4.136%. The Series 2014-1 Notes have a scheduled maturity date of February 20, 2024 and a legal final maturity date of February 22, 2039. The transaction documents contain customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default, which are subject to various exceptions and qualifications.

“We are very pleased to have concluded another successful TAL Advantage V note offering”, commented Brian M. Sondey, President and Chief Executive Officer of TAL International.  “This offering was TAL’s eighth term ABS issuance since June 2010 and will provide cost effective growth capital and support our efforts to further reduce our average effective interest rate.”

The notes were offered within the United States only to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States in compliance with Regulation S under the Securities Act.  The notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

About TAL International Group, Inc.

TAL is one of the world’s largest lessors of intermodal freight containers and chassis with 17 offices in 11 countries and approximately 230 third-party container depot facilities in 40 countries as of December 31, 2013. The Company’s global operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis. TAL’s fleet consists of approximately 1,288,000 containers and related equipment representing approximately 2,113,000 twenty-foot equivalent units (TEU) as of December 31, 2013. This places TAL among the world’s largest independent lessors of intermodal containers and chassis as measured by fleet size.

Contacts
Jeffrey Casucci
Vice President
Treasury and Investor Relations
(914) 697-2900

Important Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding TAL International Group, Inc.’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events or results. For a discussion of such risks and uncertainties, see TAL’s security filings, including its Annual Report on Form 10-K for the year ended December 31, 2013, which are available free of charge on the SEC’s web site at http://www.sec.gov.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement. The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.